Exhibit 10(a)

SEVENTH AMENDMENT TO THE

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

SAUL HOLDINGS LIMITED PARTNERSHIP

THIS SEVENTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SAUL HOLDINGS LIMITED PARTNERSHIP (this “Seventh Amendment”), dated as of November 26, 2003, is entered into by the undersigned party.

W I T N E S S E T H:

WHEREAS, Saul Holdings Limited Partnership (the “Partnership”) was formed as a Maryland limited partnership pursuant to that certain Certificate of Limited Partnership dated June 16, 1993 and filed on June 16, 1993 among the partnership records of the Maryland State Department of Assessments and Taxation, and that certain Agreement of Limited Partnership dated June 16, 1993 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated August 26, 1993, which was further amended by that certain First Amendment dated August 26, 1993, by that certain Second Amendment dated March 31, 1994, by that certain Third Amendment dated July 21, 1994, by that certain Fourth Amendment dated December 1, 1996, by that certain Fifth Amendment dated July 6, 2000, and by that certain Sixth Amendment dated November 5, 2003 (as amended, the “Agreement”);

WHEREAS, on November 5, 2003, Saul Centers, Inc. (the “General Partner”) issued 35,000 shares of 8% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Shares,” each a “Series A Preferred Share”) at a gross offering price of $2,500.00 per Series A Preferred Share and, in connection therewith, the Partnership (1) designated a new class of ownership interests in the Partnership entitled “Series A Preferred Partnership Units,” (2) authorized the issuance by the Partnership of up to 40,000 Series A Preferred Partnership Units and (3) issued 35,000 Series A Preferred Partnership Units to the General Partner;

WHEREAS, the General Partner granted the underwriters the right to purchase up to 5,000 additional Series A Preferred Shares to cover over-allotments, if any, and the underwriters have exercised their right to purchase 5,000 additional Series A Preferred Shares;

WHEREAS, on November 26, 2003, the General Partner issued an additional 5,000 Series A Preferred Shares at a gross offering price of $2,500.00 per Series A Preferred Share and, in connection therewith, the General Partner, pursuant to Section 8.7C of the Agreement, is required to contribute the proceeds of such issuance to the Partnership and cause the Partnership to issue to the General Partner an additional 5,000 Series A Preferred Partnership Units;

WHEREAS, the General Partner desires to amend the Agreement pursuant to its authority under Sections 2.4 and 14.1.B of the Agreement and the powers of attorney granted to the General Partner by the Limited Partners in order to reflect the aforementioned issuance of the additional 5,000 Series A Preferred Partnership Units.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the undersigned party, intending legally to be bound, hereby agrees as follows:

1. Pursuant to Section 8.7.C of the Agreement, effective as of November 26, 2003, the issuance date of the 5,000 additional Series A Preferred Shares by the General Partner, the Partnership hereby issues an additional 5,000 Series A Preferred Partnership Units to the General Partner. In return for the issuance to the General Partner of the additional 5,000 Series A Preferred Partnership Units, the General Partner has contributed to the Partnership the funds raised through its issuance of the additional 5,000 Series A Preferred Shares (the General Partner’s capital contribution shall be deemed to equal the amount of the gross proceeds of that share issuance, i.e., the net proceeds actually contributed, plus any underwriter’s discount or other expenses incurred, with any such discount or expense deemed to have been incurred by the General Partner on behalf of the Partnership).

2. In order to reflect the issuance of the additional 5,000 Series A Preferred Partnership Units, Exhibit A to the Agreement is hereby amended by revising the Series A Preferred Partnership Units section of such Exhibit A to read as follows:

Series A Preferred Partnership Units

Holder	Number of Series A Preferred Partnership Units	Issuance Date

Saul Centers, Inc.	35,000	11/5/2003
Saul Centers, Inc.	5,000	11/26/2003

3. The foregoing recitals are incorporated in and are part of this Seventh Amendment.

4. Except as the context may otherwise require, any terms used in this Seventh Amendment that are defined in the Agreement shall have the same meaning for purposes of this Seventh Amendment as in the Agreement.

5. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned parties have executed this Seventh Amendment as of the date first written above.

GENERAL PARTNER

SAUL CENTERS, INC.
a Maryland corporation

By:	/s/ B. Francis Saul III

	Name:	B. Francis Saul III
	Title:	President